Exhibit 15.2

CONSENT OF UWE ENGELMANN

I consent to the use of my name, or any quotation from, or summarization of, the technical report summaries entitled “S-K 1300 Technical Report Summary on the Blanket Gold Mine, Zimbabwe”, with effective date December 31, 2022 and issued on April 28, 2023, and “S-K 1300 Technical Report Summary on the Maligreen Gold Project, Zimbabwe”, with effective date December 31, 2022 and issued on April 28, 2023, both prepared by me, and included or incorporated by reference in:

(i) the Annual Report on Form 20-F for the period ended December 31, 2022 (the “20-F”) of Caledonia Mining Corporation Plc being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto; and

(ii) the Company’s Form F-3 Registration Statement (File No. 333-255500), and any amendments or supplements thereto.

I further consent to the filing of the technical report summaries as exhibits to the 20-F.

/S/ U ENGELMANN

______________________________________

Uwe Engelmann, BSc (Zoo. & Bot.), BSc

Hons (Geol.), Pr.Sci.Nat., MGSSA

Date: April 28, 2023